As filed with the Securities and Exchange Commission on June 28, 2006
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1385548
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12900 Snow Road
Parma, Ohio 44130
(216) 676-2000
(Address of Principal Executive Offices and Zip Code)

GrafTech International Ltd. 2005 Equity Incentive Plan
UCAR Carbon Savings Plan
GrafTech International Ltd. Management Stock Incentive Plan (Original Version)
GrafTech International Ltd. 1995 Equity Incentive Plan
GrafTech International Ltd. Management Stock Incentive Plan (Senior Version)
GrafTech International Ltd. 1996 Mid-Management Equity Incentive Plan
GrafTech International Ltd. Management Stock Incentive Plan (Mid-Management Version)
(Full Title of the Plan)

Gary R. Whitaker, Esq.
General Counsel, Vice President and Secretary
12900 Snow Road
Parma, Ohio 44130
(Name and Address of Agent for Service)

(216) 676-2426
(Telephone Number, Including Area Code, of Agent for Service)

Copy To:
M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
(203) 324-1400

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value
$0.01 per share(2)(5)	1,000,000 Shares	$5.56	$5,560,000.00	$594.92

Common Stock, par value $0.01 per share(3)(5)	4,800,000 Shares	$5.56	$26,688,000.00	$2,855.62

Common Stock, par value $0.01 per share(4)(5)	9,601,034 Shares	$5.56	$53,381,749.04	$5,711.85

Totals	15,401,034 Shares	$5.56	$85,629,749.04	$9,162.39

(1)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and represents the average high and low trading prices of the common stock, as reported on the New York Stock Exchange, on June 22, 2006.

(2)	Includes shares reserved for contribution to the UCAR Carbon Savings Plan (as it may be amended from time to time, the “Savings Plan” ) and rights associated with such shares pursuant to the Rights Agreement dated August 7, 1998 between GrafTech International Ltd. and Computershare Investor Services, LLC, as amended (the “Rights Agreement”).

(3)	Includes 3,565,127 shares reserved under the GrafTech International Ltd. (“GrafTech”) 2005 Equity Incentive Plan (as it may be amended from time to time, the “2005 Plan”) and rights associated with such shares pursuant to the Rights Agreement. Also includes 1,234,873 shares subject to restricted stock and deferred stock awards outstanding under the 2005 Plan, to the extent that such shares become available, pursuant to the terms of the 2005 Plan, for future awards under the 2005 Plan upon a forfeiture of such outstanding awards. Also includes rights associated with such shares pursuant to the Rights Agreement.

(4)	Includes shares subject to option, unvested restricted stock and deferred stock awards outstanding as of May 25, 2005 under the GrafTech Management Stock Incentive Plan (Original Version), the GrafTech 1995 Equity Incentive Plan, the GrafTech Management Stock Incentive Plan (Senior Version), the GrafTech 1996 Mid-Management Equity Incentive Plan and the GrafTech Management Stock Incentive Plan (Mid-Management Version) (together with the 2005 Plan and the Savings Plan, the “Plans”) to the extent that such shares become available, pursuant to the terms of the applicable Plan, for future awards under such Plan upon a forfeiture of such outstanding awards. Also includes rights associated with such shares pursuant to the Rights Agreement.

(5)	Also includes such additional indeterminate number of securities as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder. No separate consideration will be received for any securities so issued.

EXPLANATORY NOTE

        On May 25, 2005, our stockholders approved the 2005 Plan. The 2005 Plan provides that the GrafTech Management Stock Incentive Plan (Original Version), the GrafTech Management Stock Incentive Plan (Senior Version), the GrafTech Management Stock Incentive Plan (Mid-Management Version), the GrafTech 1995 Equity Incentive Plan and the GrafTech 1996 Mid-Management Equity Incentive Plan (the “Frozen Plans”) are frozen and will remain in effect only to the extent of awards outstanding on May 25, 2005. The 2005 Plan initially covers 4,800,000 shares. Shares under the Frozen Plans are added to and become available for awards under the 2005 Plan to the extent (but only to the extent) that awards outstanding on May 25, 2005 under the Frozen Plans expire or are canceled or forfeited.

        In order to simplify administration of the Plans, we are also registering under this registration statement the issuance under the Plans, other than the 2005 Plan, of shares under outstanding option and deferred stock awards and are withdrawing the registration thereof under each applicable previously filed registration statement (Nos. 333-95546, 333-75774, 333-82411, 333-02560 and 333-95550) covering such shares. As a result, all shares issuable under all of our equity incentive plans will be registered under a single registration statement.

        In addition, our Board of Directors and its Compensation Committee have reserved 1,000,000 additional shares to fund contributions to the Savings Plan. Such shares are contributed at pay dates for the applicable payroll periods, at fair market value on the date of contribution. This registration statement also covers registration of those shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified by Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the Plans by GrafTech International Ltd., a Delaware corporation (the “Registrant”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference in this Registration Statement:

        (a)        The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the current Commission on March 16, 2006 (“2005 Form 10-K”).

        (b)        The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, as filed with the Commission on May 19, 2006.

        (c)               The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 9, 2006, except for Item 2.02 contained therein, March 9, 2006, except for Item 2.02 contained therein, April 3, 2006, May 1, 2006 and May 8, 2006.

        (d)        The portions of the Registrant’s annual Proxy Statement relating to its Annual Meeting of Stockholders to be held on May 24, 2006, filed with the Commission on April 13, 2006, that have been incorporated by reference into the 2005 Form 10-K.

        (e)        The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 1-13888), filed with the Commission under Section 12 of the Exchange Act on July 28, 1995.

        (f)        The description of the Registrant’s Common Stock contained in amendment no. 2 to its Registration Statement on Form 8-A (File No. 1-13888), filed with the Commission under Section 12 of the Exchange Act on April 21, 2004.

        (g)        The description of the Registrant’s preferred share purchase rights contained in its Registration Statement on Form 8-A (File No. 1-13888), filed with the Commission under Section 12 of the Exchange Act on September 10, 1998.

        (h)        The description of the Registrant’s preferred share purchase rights contained in amendment no. 2 to its Registration Statement on Form 8-A (File No. 1-13888), filed with the Commission under Section 12 of the Exchange Act on April 21, 2004.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

        The Registrant maintains a director’s and officer’s liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. Directors and officers insured under the policy include directors and officers of subsidiaries of the Registrant.

        In addition, the following information is incorporated by reference in this Registration Statement: the information included in the description of the Registrant’s capital stock contained in the Registrant’s registration statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description; the information included in the description of the Registrant’s preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A dated September 10, 1998, as updated by any amendment or report filed for the purpose of updating such description; Articles Tenth and Eleventh of the Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference as Exhibit 4.1 to the Registration Statement on Form S-3, as amended (File No. 333-63848) filed on June 26, 2001; and Article V of the Amended and Restated By-Laws of the Registrant incorporated by reference as Exhibit 4.2 to that Registration Statement. Article V of those By-Laws also covers directors and officers of subsidiaries of the Registrant. The provisions of the documents included in the information incorporated by reference above refer to or are based upon Sections 145 and 102(b) of the General Corporation Law of the State of Delaware (the “Law”).

        Section 145 of the Law provides as follows:

        (a)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

        (b)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

        (d)        Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)        Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

        (g)        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)        For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)        For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

        (j)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)        The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

    Section 102(b) (7) of the Law provides as follows:

    “(b)        In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: … (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.”

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number	Description

5.1*	Opinion of Kelley Drye & Warren LLP regarding the legality of the shares being registered hereunder

10.1(1)	GrafTech International Ltd. 2005 Equity Incentive Plan

10.2(2)	GrafTech International Ltd. Management Stock Incentive Plan (Original Version) as amended and restated through July 31, 2003

10.3(2)	GrafTech International Ltd. 1995 Equity Incentive Plan as amended and restated through July 31, 2003

10.4(2)	GrafTech International Ltd. Management Stock Incentive Plan (Senior Version) as amended and restated through July 31, 2003

10.5(2)	GrafTech International Ltd. 1996 Management Equity Incentive Plan as amended and restated through July 31, 2003

10.6(2)	GrafTech International Ltd. Management Stock Incentive Plan (Mid-Management Version) as amended and restated July 31, 2003

10.7(1)	Form of Restricted Stock Agreement (Standard Version)

10.8(3)	Form of Restricted Stock Unit Agreement

10.9(3)	Form of Restricted Stock Agreement (2005 LTIP version)

10.10(4)	Form of Restricted Stock Agreement (GrafTech International Ltd. Management Stock Incentive Plan - Mid-Management Version)

10.11(4)	Form of Restricted Stock Agreement (GrafTech International Ltd. 1995 Equity Incentive Plan)

10.12(4)	Form of Restricted Stock Agreement (GrafTech International Ltd. 1996 Management Equity Incentive Plan)

10.13(4)	Form of Non-Qualified Stock Option Agreement (GrafTech International Ltd. 1996 Management Equity Incentive Plan)

10.14(5)	Form of Non-Qualified Stock Option Agreement

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)

24.2*	Power of Attorney for R. Eugene Cartledge

24.3*	Power of Attorney for Mary B. Cranston

24.4*	Power of Attorney for John R. Hall

24.5*	Power of Attorney for Ferrell P. McClean

24.6*	Power of Attorney for Michael C. Nahl

24.7*	Power of Attorney for Craig S. Shular

24.8*	Power of Attorney for Harold E. Layman

24.9*	Power of Attorney for Frank A. Riddick, III

* Filed herewith.

(1)     Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 6, 2005.

(2)     Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108039).

(3)     Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(4)     Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

(5)     Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-84850).

Item 9.  Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

                 (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                          provided however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by this Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

                 (2)        that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parma, State of Ohio on this 27th day of June, 2006.

GRAFTECH INTERNATIONAL LTD. By: /s/ Mark Widmar Name: Mark Widmar Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chief Executive Officer, the President, the General Counsel, the Secretary, the Assistant Secretary, the Chief Financial Officer, the Treasurer and the Assistant Treasurer, now or hereafter serving, of GrafTech International Ltd., and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* Craig S. Shular	Chief Executive Officer, President and Director (Principal Executive Officer)	June 27,, 2006
/s/ Mark Widmar Mark Widmar	Chief Financial Officer and Vice President (Principal Accounting Officer)	June 27,, 2006
* R. Eugene Cartledge	Director	June 27,, 2006
* Mary B. Cranston	Director	June 27,, 2006
* John R. Hall	Director	June 27,, 2006
* Harold E. Layman	Director	June 27,, 2006
* Ferrell P. McClean	Director	June 27,, 2006
* Michael C. Nahl	Director	June 27,, 2006
* Frank A. Riddick, III	Director	June 27,, 2006

*By /s/ Mark Widmar Mark Widmar, Chief Financial Officer, as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereof)

24.2	Power of Attorney for R. Eugene Cartledge

24.3	Power of Attorney for Mary B. Cranston

24.4	Power of Attorney for John R. Hall

24.5	Power of Attorney for Ferrell P. McClean

24.6	Power of Attorney for Michael C. Nahl

24.7	Power of Attorney for Craig S. Shular

24.8	Power of Attorney for Harold E. Layman

24.9	Power of Attorney for Frank A. Riddick, III